UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 11, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected six directors to serve until the 2023 Annual Meeting of Stockholders (Proposal 1); (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 2); and, (iii) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Votes
Thomas R. Stanton	40,212,136	674,877	72,384	4,754,616
H. Fenwick Huss	38,796,406	2,108,321	54,670	4,754,616
Gregory J. McCray	40,698,172	186,561	74,664	4,754,616
Balan Nair	33,486,202	7,398,161	75,034	4,754,616
Jacqueline H. Rice	40,328,018	578,233	53,146	4,754,616
Kathryn A. Walker	40,755,081	131,208	73,108	4,754,616

Proposal 2 - Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
40,264,892	650,416	44,089	4,754,616

Proposal 3 - Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

For	Against	Abstain
42,321,354	3,360,183	32,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADTRAN, Inc.

Date:	May 13, 2022	By:	/s/ Michael Foliano
Michael Foliano Senior Vice President of Finance and Chief Financial Officer